EXHIBIT 10.1(f)

SIXTH AMENDMENT TO REAL ESTATE LEASE

THIS AGREEMENT is entered into this 18th day of September, 2006, by and between TIPPMANN PROPERTIES, INC., as agent for LAURENCE TIPPMANN, SR. FAMILY PARTNERSHIP(hereinafter referred to as “Lessor”), and TOWER FINANCIAL CORPORATION(hereinafter referred to as “Lessee”), and WITNESSETH:

WHEREAS, the parties hereto entered into a Real Estate Lease dated January 1, 1999, amended on March 8, 1999, August 12, 1999, June 29, 2001, March 24, 2004, and May 5, 2006, currently covering approximately 47,207 usable  square feet of premises commonly known as 116 East Berry Street, Suite 100, Fort Wayne, Indiana;

AND WHEREAS, Lessee and Lessor are desirous of leasing as of December 1, 2006, an additional approximately two thousand fifty (2,050) square feet of office space commonly known as Suite 505;

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.
Beginning December 1, 2006, the leased premises shall be increased to reflect approximately two thousand fifty (2,050) square feet of additional office space as depicted on the attached Exhibit “A” for a total of approximately forty nine thousand two hundred fifty-seven (49,257) square feet.

2.
Lessor shall contribute Twenty Thousand Five Hundred and 00/100th Dollars ($20,500.00) to be used for the tenant improvement expenses in the renovation of Suite 505.  Lessee shall provide receipts for reimbursement after the work is completed.

3.
The rent shall be amended as of December 1, 2006 based upon approximately 1,190 square feet (of the 2,050 square feet) of additional office space payable incrementally based on the existing rate structure.

4.
The rent shall be amended as of March 1, 2007 based upon  approximately 860 square feet (the balance of the 2,050 square feet) of additional office space payable incrementally based on the existing rate structure.

5.
Term	Total Sq. Ft.	Monthly Rent

12/1/06 - 2/28/07	48,397	$54,446.63

3/1/07 - 12/31/13	49,257	$60,545.06

6.	Except as hereby amended, all other terms and conditions contained in the original Real Estate Lease are hereby reaffirmed and left unchanged by the terms of this Sixth Amendment.

IN WITNESS WHEREOF, the parties hereto have duly executed this Sixth Amendment on the day and year first above written.

TIPPMANN PROPERTIES INC., Agent		TOWER FINANCIAL CORPORATION
for Laurence Tippmann, Sr. Family Partnership
(“Lessor”)		(“Lessee”)

BY:	/s/ Charles E. Tippmann	BY:	/s/ Michael D. Cahill

PRINTED:	Charles E. Tippmann	PRINTED:	Michael D. Cahill